PARTICIPATION AGREEMENT

                          Ameritas Life Insurance Corp.
                    The Union Central Life Insurance Company

This Participation Agreement ("Agreement"), dated as of the 3rd day of November, 2008, is made by and between AMERITAS LIFE INSURANCE CORP. ("Ameritas"), THE UNION CENTRAL LIFE INSURANCE COMPANY ("Union Central") (Ameritas and Union Central, separately and together, shall be referred to as "Company"), each on behalf of itself and each of the respective separate accounts identified on Exhibit A, which is attached hereto, as the parties hereto may amend from time to time ("Variable Accounts"), WADDELL & REED, INC. ("W&R"), distributor for Ivy Funds Variable Insurance Portfolios, Inc., and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS, INC. ("Ivy Funds VIP").

WHEREAS, Ivy Funds VIP is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and currently consists of the separately managed series identified on Exhibit B, which is attached hereto and may be unilaterally amended from time to time by W&R and/or Ivy Funds VIP in their sole and exclusive discretion upon written notice to Company (each a "Portfolio"); and

WHEREAS, the Portfolios are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable life insurance policies and/or variable annuity contacts ("Participating Insurance Companies"); and

WHEREAS, Company, W&R and Ivy Funds VIP mutually desire the inclusion of the Portfolios as underlying investment media for each of the variable life insurance policies and/or variable annuity contracts issued by Company identified on Exhibit A, which is attached hereto, as the parties hereto may amend from time to time (collectively, the "Contracts"); and

WHEREAS, the Contracts allow for the allocation of net amounts received by Company to separate sub-accounts of the Variable Accounts for investment in shares of the Portfolios and other similar funds; and

WHEREAS, selection of a particular sub-account (corresponding to a particular Portfolio) is made by the owner of a Contract ("Contract Owner") and such Contract Owner may reallocate their investment options among the sub-accounts of the Variable Accounts in accordance with the terms of the Contracts.

NOW THEREFORE, Company, W&R and Ivy Funds VIP, in consideration of the promises and undertakings described herein, agree as follows:

1. SCOPE OF AGREEMENT. The scope of this Agreement is limited to the purchase of Portfolio shares by the Variable Accounts on behalf of purchasers of the Contracts.

2.   REPRESENTATIONS OF COMPANY.


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     (a)  Company represents and warrants that the Variable Accounts have been established and are in good standing under the laws of their states of organization; and the Variable Accounts have been registered as unit investment trusts under the 1940 Act and will remain so registered, or are exempt from registration pursuant to Section 3(c)(11) of the 1940 Act;

     (b) Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Variable Account as a segregated asset account under applicable state insurance laws and the regulations thereunder.

     (c) Company represents and warrants that (i) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be registered under the Securities Act of 1933, as amended ("1933 Act"), unless exempt from such registration, (ii) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), the 1940 Act and the law(s) of Company's state(s) of organization and domicile, (iii) each Variable Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, unless exempt from such requirements, (iv) each Variable Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (v) Company will amend the registration statement for its Contracts under the 1933 Act and for its Variable Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and
          (vi) each Variable Account prospectus, Statement of Additional Information ("SAT"), and thencurrent stickers, will at all times comply in all material respects with the applicable requirements of the 1933 Act and the rules thereunder.

     (d) Company represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code"), and Section 1.817-50)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify W&R and Ivy Funds VIP immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

     (e) Company represents that the Contracts are currently, and at the time of issuance will be, treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Company will promptly notify W&R and Ivy Funds VIP upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity



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

          contracts or life insurance polices, or that the Contracts may not be so treated in the future.

     (f) Company represents that it has established such rules and procedures as are necessary to ensure compliance with applicable federal, state and self-regulatory requirements relating to the offering of the Contracts. W&R and Ivy Funds VIP explicitly disclaim any and all responsibility for the offer, sale, distribution and/or servicing of the Contracts, except as otherwise specified in this Agreement.

     (g) Company shall during the term of this Agreement comply with all laws, rules and regulations applicable to it in connection with the performance of each of its obligations under this Agreement or applicable to the performance of its business, including, but not limited to, the requirements of the USA Patriot Act of 2001 (the "AML Act") and related laws, rules and regulations.

     (h) To the extent one or more third parties are engaged by Company to offer the Contracts and/or perform services that Company is responsible for under this Agreement (such parties include, but are not limited to, affiliates of Company) ("Agents"), Company shall determine that each such Agent is capable of performing such services, shall take measures as may be necessary to ensure that Agents perform such services in accordance with the requirements of this Agreement and applicable law and shall bear full responsibility for, and assume all liability for (including any obligation for indemnification as provided in Paragraph 13 hereof), the actions and inactions of such Agents as if such services had been provided by Company.

     (i) From time to time, W&R and/or Ivy Funds VIP may implement policies, procedures or requirements in an effort to comply with applicable legal requirements and/or avoid potential adverse effects on the Portfolios. Company agrees to cooperate in good faith with W&R and/or Ivy Funds VIP in the implementation of any such policies, procedures and/or requirements and agrees to comply with any and all requirements, restrictions and limitations described in the Portfolios' Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions of Portfolio shares.

     (j) Company represents that, during the term of this Agreement, it will have in force adequate insurance coverage insuring the Company against potential liabilities associated with the underwriting and distribution of the Contracts.

3. AUTHORITY OF COMPANY. Subject to the terms and conditions of this Agreement, Company shall be authorized to, and agrees, to act as a limited agent of W&R for purposes of Rule 22c-1 under the 1940 Act and to the extent permitted by applicable law, for the sole purpose of receiving instructions for the purchase and redemption of Portfolio shares (from or on behalf of Contract Owners or participants making investment allocation decisions under the Contracts) prior to the close of business of the New York Stock Exchange ("NYSE"), normally 3:00 p.m. Central Time ("Pricing Time") each Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Portfolios calculate their net asset value as set forth in the Portfolios' most recent Prospectuses and


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      SAIs. Except as particularly stated in this paragraph, Company shall have no authority to act on behalf of W&R or Ivy Funds VIP or to incur any cost or liability on its behalf.

4.   AVAILABLE PORTFOLIOS.

     (a) AVAILABILITY. Ivy Funds VIP will make shares of the Portfolios available to Company and its Variable Accounts for purchase and redemption at the applicable net asset value and with no sales charges on those days on which the Portfolios calculate their net asset value pursuant to the rules of the SEC, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, the Board of Directors of Ivy Funds VIP ("Board") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, the Board deems such action to be in the best interests of the shareholders of such Portfolio, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies. Further, it is acknowledged and agreed that the availability of Portfolio shares shall be subject to Ivy Funds VIP's current Prospectus and SAI and to federal and state laws, rules and regulations.

     (b) ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS. W&R and/or Ivy Funds VIP may, from time to time, add other Portfolios to provide additional funding media for the Contracts, or to delete, combine or modify existing Portfolios, by amending Exhibit B hereto. W&R and/or Ivy Funds VIP reserve the right to amend Exhibit B in their sole and exclusive discretion upon written notice to Company. W&R and/or Ivy Funds VIP will use reasonable efforts to provide written notice to Company at least thirty (30) days prior to ------ the date of deletion of any Portfolio offered through the Contracts. Upon such amendment to Exhibit B, any applicable reference to a Portfolio, Ivy Funds VIP or its shares herein shall include a reference to any such additional Portfolio.

     (c) NO SALES TO THE GENERAL PUBLIC. Ivy Funds VIP represents and warrants that shares of the Portfolios will be sold only to insurance companies and/or their separate accounts funding variable life insurance policies and/or variable annuity contracts or to other persons or entities permitted under Section 817 of the Code, or regulations promulgated thereunder. Ivy Funds VIP represents and warrants that no shares of any Portfolio have been or will be sold to the general public.

5.   PROCESSING OF PORTFOLIO PURCHASE AND REDEMPTION REQUESTS.

     (a) PRICING INFORMATION. Ivy Funds VIP or its agents will use reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Central Time each Business Day to Company. Company shall use this data to calculate unit values for its Variable Accounts. Unit values shall be used to process that same Business Day's Variable Account transactions. In the event adjustments to transactions previously effected on behalf of a Variable Account are required to correct any material error in the computation of the net


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



          asset value of a Portfolio's shares, Ivy Funds VIP or its agent shall notify Company promptly upon discovering the need for those adjustments which result in a reimbursement to a Variable Account in accordance with Ivy Funds VIP's then current policies on reimbursement, which Ivy Funds VIP represents are consistent with applicable SEC standards. Such notification may be oral, but shall be confirmed promptly in writing. If an adjustment is to be made in accordance with such policies to correct an error which has caused a Variable Account to receive an amount different than that to which it is entitled, Ivy Funds VIP or its agent shall make all necessary adjustments to the number of shares owned by the Variable Account and distribute to the Variable Account the amount of such underpayment for credit by the Company to affected Contract Owners. W&R and Ivy Funds VIP shall not be responsible for payment of any costs of reprocessing transactions in units issued by a Variable Account (or a sub-account of a Variable Account) under the Contracts arising out of an error in the calculation of a Portfolio's net asset value, dividends or capital gains distributions if such error is discovered and corrected within five (5) Business Days; however, in the event that the error causes the Company to incur any direct costs for reprocessing Contract accounts, such as preparing and mailing revised statements, W&R and/or Ivy Funds VIP shall reimburse the Company for all such reasonable costs. The Company agrees to use its best efforts to minimize any costs incurred under this paragraph and shall provide W&R with acceptable documentation of any such costs incurred.

     (b) PLACING OF ORDERS BY COMPANY. All orders shall be communicated by the Company through the National Securities Clearing Corporation's ("NSCC") Fund/SERV system. The following information shall be supplied by the Company at the time each order is placed: (i) total purchases for each Portfolio (including all purchase, exchange and transfer orders received net by the Company resulting in purchases of Portfolio shares); (ii) total redemptions for each Portfolio (including all redemption, exchange and transfer orders received by the Company resulting in redemptions of Portfolio shares); and (iii) such other information required by NSCC or reasonably requested by W&R. Orders for purchases or redemptions shall be placed by Company with W&R or its specified agent in a manner and format determined by W&R no later than 8:30 a.m. Central Time on the following Business Day using the NSCC format unless an exception procedure is necessary. The Company may place purchase and/or redemption orders on the following Business Day for shares of the Portfolios that it receives prior to the Pricing Time each Business Day. The Company will not aggregate pre-Pricing Time trades with post-Pricing Time trades.

     (c) PROCESSING OF ORDERS. To the extent permitted by applicable law, orders for shares of Portfolios received by Company prior to the Pricing Time on a Business Day and received by W&R by 8:30 a.m. Central time on the following Business Day shall be executed at the time they are received by W&R and at the net asset value price determined as of the close of trading on the previous Business Day, provided that Company represents it has received such orders prior to the close of the NYSE on the previous Business Day. In connection with this Section 5(c), Company represents and warrants that it will not submit any order for shares of a Portfolio or engage in any practice, nor will it allow any person acting on its behalf to submit any order for shares of a Portfolio or engage in any practice, that would violate or cause a violation of Section 22 of the 1940 Act or Rule 22c-1 thereunder. W&R will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall only place purchase orders for shares of Portfolios on behalf of its customers whose addresses recorded on Company's books are in a state or other jurisdiction in which the Portfolios are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by W&R.

     (d) PAYMENT FOR SHARES. Payment for net purchases shall be settled through the NSCC. For exception settlements, the Company will wire payment for net purchases to a custodian account designated by Ivy Funds VIP by 5:00 p.m. Central Time on the same day as the order for Portfolio shares is placed, to the extent practicable. Ivy Funds VIP will wire payment for net redemptions to an account designated by Company by 5:00 p.m. Central Time on the same day as the order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such period of time as may be required by law. Net purchase orders are subject to cancellation at the option of W&R and/or Ivy Funds VIP in the event that payment is not received within two (2) Business Days following receipt of the order by Ivy Funds VIP. Company shall indemnify W&R and Ivy Funds VIP for any losses incurred in connection with a cancelled order.

     (e) DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS. Dividends and capital gain distributions shall be reinvested in additional Portfolio shares at net asset value. Notwithstanding the above, W&R shall not be held responsible for providing Company with ex-date net asset value, change in net asset value, dividend or capital gain information when the NYSE is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the SEC has by order permitted the suspension of pricing shares for the protection of shareholders. Ivy Funds VIP shall furnish, on or before the ex-dividend date, but no later than receipt of the exdividend date net asset value, notice to Company of any income dividends or capital gain distributions payable on the shares of the Portfolios. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. Ivy Funds VIP shall notify Company of the number of shares so issued as payment of such dividends and distributions.

     (f) ISSUANCE OF SHARES. Issuance and transfer of Portfolio shares will be by book entry only. Share certificates will not be issued to Company for any Variable Account. Portfolio shares will be recorded in the appropriate title for each Variable Account.

     (g)  COMPANY REPORTING AND FUND TRADING RESTRICTIONS.

               (1) The Company agrees to provide W&R and/or Ivy Funds VIP, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Contract Owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract Owner(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

               (2) W&R and/or Ivy Funds VIP requests for information pursuant to this section shall set forth a specific period for which transaction information is sought. W&R and/or Ivy Funds VIP may request transaction information it deems necessary, including transaction information for each trading day, to investigate compliance with policies established by W&R and/or Ivy Funds VIP for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by Ivy Funds VIP or otherwise to comply with applicable regulatory requirements ("Market Timing Policies").

               (3) The Company agrees to transmit the requested information that is on its books and records to W&R and/or Ivy Funds VIP or its designee promptly, but in any event not later than five (5) Business Days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to: (i) provide or arrange to provide to W&R and/or Ivy Funds VIP the requested information from Contract Owners who hold an account with an indirect intermediary; or (ii) if directed by W&R and/or Ivy Funds VIP, block further purchases of Fund Shares from such indirect intermediary. In such instance, the Company agrees to inform W&R and/or Ivy Funds VIP whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any. transaction information provided to W&R and/or Ivy Funds VIP should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

               (4) W&R and/or Ivy Funds VIP agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

               (5) The Company agrees to execute written instructions from W&R and/or Ivy Funds VIP to restrict or prohibit further purchases or exchanges of Shares by a Contract Owner that has been identified by W&R and/or Ivy Funds VIP as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's account) that violate Market Timing Policies established by W&R and/or Ivy Funds VIP.

               (6) Instructions from W&R and/or Ivy Funds VIP will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Contract Owner(s) or account(s) or other agreed upon information to which the instruction relates.


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               (7) The Company agrees to execute instructions as soon as
               reasonably practicable, but not later than five (5) Business Days after receipt of the instructions by the Company.

               (8) The Company must provide written confirmation to W&R and/or Ivy Funds VIP that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five (5) Business Days after the instructions have been executed.

               (9) For purposes of this Section 5 (g):

                    (i) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by W&R and/or Ivy Funds VIP under the 1940 Act that are held by the Company.

                    (ii) The term "Contract Owner" means the holder of interests in a variable annuity or variable life insurance contract issued by the Company.

                    (iii)The term "written" includes electronic writings and facsimile transmissions.

6. SERVICES AND EXPENSES. W&R shall pay or cause to be paid compensation to Company as set forth on Exhibit C for administrative services identified on Schedule A of Exhibit C. All expenses incident to the performance by Company, W&R and/or Ivy Funds VIP of their respective obligations under this Agreement shall be paid by the party subject to the obligation, as set forth on Schedule B of Exhibit C.

7.   PROSPECTUSES, SAIs, PROXIES AND REPORTS.

     (a) DELIVERY TO COMPANY. W&R shall promptly provide Company (or its designee), or cause Company (or its designee) to be provided with:

          (1) a camera-ready copy of the Portfolios' Prospectus and any supplements, for use by Company in producing a combined prospectus for each Contract incorporating both the Contract Prospectus and the Portfolios' Prospectus;

          (2)  a .pdf version of the Portfolios' SAI and any supplements;

          (3) periodic reports required under the 1940 Act ("Periodic Reports") in such quantity as Company shall reasonably require for distribution to Contract Owners; and

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         (4)  copies of any Portfolio proxy materials in such quantity as
              Company shall reasonably require for distribution to Contract Owners.

     (b) DELIVERY TO CONTRACT OWNERS. W&R shall bear the reasonable costs of printing Portfolio proxy materials (or similar materials such as voting solicitation instructions), Periodic Reports, Prospectuses and SAIs intended for delivery to Contract Owners and for the costs of delivering such materials to Contract Owners. W&R and/or Ivy Funds VIP shall reimburse Company for reasonable costs they incur within thirty
          (30) days after receipt of an invoice itemizing such costs. Company assumes sole responsibility for ensuring that such materials are delivered to Contract Owners in accordance with applicable federal and state securities laws. With respect to proxy materials, Company shall provide any Contract Owner and other information to a designated third party proxy service vendor, as reasonably requested by W&R and/or Ivy Funds VIP.

     (c) USE OF PORTFOLIO MATERIALS BY COMPANY. If Company elects to include any materials provided by W&R or Ivy Funds VIP, specifically Prospectuses, SAIs, Periodic Reports and proxy materials, on its web site or in any other computer or electronic format, Company assumes sole responsibility for maintaining such materials in the form provided by W&R or Ivy Funds VIP and for promptly replacing such materials with all updates provided by W&R or Ivy Funds VIP. W&R or Ivy Funds VIP agree to provide all such materials requested by Company in a Portable Document Format (PDF) in a timely fashion at no additional cost, together with such other formats at Company's cost as may be mutually agreed upon.

     (d) PROXY VOTING. If and to the extent required by law, Company shall: (i) solicit voting instructions from Contract Owners; (ii) vote the Portfolio(s) shares in accordance with the instructions received from Contract Owners; and (iii) vote Portfolio(s) shares for which no instructions have been received in the same proportion as the vote of all other holders of such shares, provided however, that the Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Portfolio shares held for the benefit of such Contract Owners.

8. COMPANY'S USE OF PORTFOLIO INFORMATION. Company and its agents shall make no representations concerning the Portfolios or Portfolio shares except those contained in the Portfolios' then current Prospectuses, SAIs or other documents produced by W&R (or an entity on its behalf) which contain information about the Portfolios. Company agrees to submit to W&R for prior review and approval any communication with the public containing any Portfolio information. Company agrees to allow at least ten (10) Business Days for W&R to review any advertising and sales literature drafted by Company (or agents on its behalf) with respect to the Portfolios prior to using such material or submitting such material to any regulator.

9.   REPRESENTATIONS OF W&R AND/OR IVY FUNDS VIP.

     (a) W&R represents that the Portfolios are currently qualified as regulated investment companies under Subchapter M of the Code and that Ivy Funds VIP shall make every effort to maintain such qualification. W&R shall promptly notify Company upon having a reasonable basis for believing that any of the Portfolios has ceased to so qualify, or that they may not qualify as such in the future.

     (b) W&R represents that each of the Portfolios currently complies with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that Ivy Funds VIP will make every effort to maintain the Portfolios' compliance with such diversification requirements, unless the Portfolios are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in the Portfolios' Prospectus. W&R will notify Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify, or that a Portfolio might not so qualify in the future.

     (c) W&R represents and warrants that Ivy Funds VIP is duly organized and validly existing under the laws of Maryland and that each Portfolio does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     (d) W&R represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and each Portfolio shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. W&R shall amend the Portfolios' registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. Ivy Funds VIP shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Ivy Funds VIP or W&R.

     (e) Ivy Funds VIP represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolio in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     (f) W&R represents and warrants that it is currently and will continue to be a registeredbroker dealer and member in good standing with the Financial Industry Regulatory Authority ("FINRA").

10. CONFIRMATIONS. Ivy Funds VIP or its agent shall provide Company access to electronic account information, which shall confirm all transactions in Portfolio shares made during that particular quarter by a Variable Account. This is in addition to position information received daily by the Company via NSCC.

11.  MIXED AND SHARED FUNDING.

     (a) GENERAL. The parties understand that the SEC has wanted an order to Ivy Funds VIP exempting it from certain provisions of the 1940 Act and rules thereunder so that Ivy Funds VIP may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with Company, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The parties recognize that the SEC has imposed terms and conditions for such orders. Ivy Funds VIP hereby notifies Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     (b) INFORMATION REQUESTED BY BOARD. Company and Ivy Funds VIP (or its agent) will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order wanted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board.

12.  TERMINATION.

     (a) EVENTS OF TERMINATION. This Agreement shall terminate as to the sale and issuance of Portfolio(s) shares:

          (1) at the option of Company, W&R or Ivy Funds VIP upon at least sixty (60) days advance written notice to the other;

          (2) at any time with respect only to an applicable Portfolio(s), upon W&R's election, if Ivy Funds VIP determines that liquidation of the Portfolio(s) is in the best interest of the Portfolio(s) and its (their) beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by W&R to permit the substitution of Portfolio shares with the shares of another investment company;

          (3) if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

          (4) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules or regulations;

          (5) with respect only to the applicable Portfolio(s), upon a decision by Company based on reasonable cause, in accordance with applicable law, to substitute such Portfolio shares with the shares of another investment company for Contracts for which the Portfolio shares have been selected to serve as the underlying investment medium. Company shall give at least sixty (60) days written notice to Ivy Funds VIP and W&R of any decision to substitute Portfolio shares; such reasonable cause shall include but not be limited to changes in the Portfolio's investment strategy, management or performance;

          (6) upon sixty (60) days notice upon assignment of this Agreement unless such assignment is made with the written consent of each other party;

          (7) in the event Portfolio shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Portfolio shares as an underlying investment medium of Contracts issued or to be issued by Company. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur; and

          (8) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement.

     (b) NOTICE REQUIREMENT. In the event of any termination of this Agreement at the option of one of the parties, prompt written notice of the election to terminate this Agreement shall be furnished by the party terminating the Agreement to the nonterminating parties.

     (c) PORTFOLIOS TO REMAIN AVAILABLE: EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement by Company, Ivy Funds VIP will, at the option of Company, continue to make available additional shares of any Portfolio offered under a Contract pursuant to the terms and conditions of this Agreement, for any Contract that is in effect on the effective date of termination of this Agreement and that offers the particular Portfolio(s) as an investment option under the Contract as of that date (hereinafter referred to as "Existing Contracts"), unless W&R or the Board determines that doing so would not serve the best interests of the shareholders of the affected Portfolio(s) or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolio(s) (as in effect on such date), redeem investments in the Portfolio(s) and/or invest in the Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12 will not apply to any (i) terminations under Section 11 and the effect of such terminations will be governed by Section 11 of this Agreement or
          (ii) any rejected purchase and/or redemption order as described in
          Section 2(i) hereof. If Company elects to continue to make available Portfolio shares to Contract Owners after the effective date of termination of this Agreement in accordance with this Section 12(c), all provisions of this Agreement will survive any termination of this Agreement solely with respect to transactions in such Portfolio shares under the Existing Contracts.

13.   NOTICES.

     (a) DELIVERY. All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by fax, or by a nationally-recognized overnight courier, postage prepaid. All such notices shall be deemed to have been duly given when so delivered personally or sent by fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier. All such notices to Company, W&R or Ivy Funds VIP shall be delivered to:

          Ameritas Life Insurance Corp.
          5900 "0" Street
          Lincoln, Nebraska 68510 Attention:
          General Counsel

          The Union Central Life Insurance Company
          1876 Waycross Road
          Cincinnati, Ohio 45240
          Attention: General Counsel

          Waddell & Reed, Inc.
          6300 Lamar Avenue
          Overland Park, Kansas 66202
          Attention: Legal Department

          Ivy Funds Variable Insurance Portfolios, Inc.
          6300 Lamar Avenue
          Overland Park, Kansas 66202
          Attention: Secretary

     All such notices to Company, W&R and Ivy Funds VIP shall be delivered to their respective addresses as listed above, or such other address as Company, W&R and/or Ivy Funds VIP may have furnished in writing to the other parties in accordance herewith.

     (b)  NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         (1) Ivy Funds VIP or W&R will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to Ivy Funds VIP's registration statement under the 1933 Act or Ivy Funds VIP's Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Ivy Funds VIP Prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Ivy Funds VIP Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Company. Ivy Funds VIP and W&R will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

          (2) Company will immediately notify Ivy Funds VIP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Variable Account's registration statement under the 1933 Act relating to the Contracts or each Variable Account Prospectus,
               (ii) any request by the SEC for any amendment to such registration statement or Variable Account Prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Variable Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

14. INDEMNIFICATION.

     (a)  INDEMNIFICATION BY COMPANY.

          (1) Company agrees to reimburse and/or indemnify and hold harmless W&R, Ivy Funds VIP, and each of their directors, officers, employees, agents and each person, if any, who controls or is controlled by W&R within the meaning of the 1933 Act (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which W&R or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon, but not limited to:

               (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Company;

               (ii) the omission or the alleged omission to state in the
                    Registration Statements or Prospectuses of the Variable Accounts, or Contract, or in any sales literature or other public communication generated by Company on behalf of the Variable Accounts or Contracts, a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) statements or representations of Company or its agents or third parties, with respect to the offer, sale or distribution of Contracts for which Portfolio shares are an underlying investment, or negligent or wrongful conduct of Company or its agents or third parties with respect to offers or sales of Contracts or Portfolio shares;

               (iv) the failure of Company to comply with applicable legal or self-regulatory requirements to which it is subject;

               (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or

               (vi) any failure to register the Contracts or the Variable
                    Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

          (2) Provided however, that Company shall not be liable in any such case to the extent any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon and in conformity with written information furnished to Company by or on behalf of W&R specifically for its use.

          (3) Company shall reimburse any legal or other expenses reasonably incurred by W&R, Ivy Funds VIP, or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Company shall have prior approval of the use of said counsel or the expenditure of said fees.

          (4) This indemnity agreement shall be in addition to any liability which Company may otherwise have and shall survive termination of this Agreement.

     (b)  INDEMNIFICATION BY W&R AND/OR IVY FUNDS VIP.

          (1) W&R and/or Ivy Funds VIP, as applicable, agree to indemnify and hold harmless Company and each of its directors, officers, employees, agents and each person, (collectively, "Company Affiliated Party"), who controls Company within the meaning of the 1933 Act against any Losses to which Company or any such Company Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon; but not limited to:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by W&R or Ivy Funds VIP, including but not limited to, the Registration Statements, Prospectuses or sales literature of the Portfolios;

               (ii) the omission or the alleged omission to state in the
                    Registration Statements or Prospectuses of the Portfolios or in any sales literature generated by W&R, Ivy Funds VIP or their affiliates a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) W&R's failure to keep the Portfolios fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

               (iv) the failure of W&R or Ivy Funds VIP to comply with
                    applicable legal or selfregulatory requirements to which they are subject;

               (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or

               (vi) any failure to register the Portfolios under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

          (2) Provided however, that W&R and Ivy Funds VIP shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon or in conformity with written information furnished to W&R or Ivy Funds VIP by Company specifically for their use.

          (3) W&R and/or Ivy Funds VIP, as applicable, shall reimburse any reasonable legal or other expenses reasonably incurred by Company or any Company Affiliated Party in connection with investigating or defending any such Losses, provided, however, that W&R and Ivy Funds VIP shall have prior approval of the use of said counsel or the expenditure of said fees.

          (4) This indemnity agreement will be in addition to any liability which W&R and/or Ivy Funds VIP, as applicable, may otherwise have and shall survive termination of this Agreement.

     (c) NOTICE AND DEFENSE OF CLAIMS. Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent, which shall not be unreasonably withheld. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

15. SUBSTITUTION APPLICATIONS. Subject to Section 12(a)(5) of this Agreement, W&R may request or Company may initiate the filing of a substitution application pursuant to

     Section 26(c) of the 1940 Act to substitute shares of a Portfolio held by a Company Variable Account for another investment media ("Substitution Application"). The costs associated with a Substitution Application shall be allocated as follows:

     (a) In the event W&R requests Company to submit a Substitution Application, W&R shall reimburse Company for all reasonable costs incurred by Company in preparing and filing the Substitution Application and any amendment thereto. W&R shall be obligated to reimburse Company under this provision irrespective of whether the Substitution Application requested by W&R is granted by the SEC or the substitution is effectuated. W&R shall not have any liability to reimburse any other costs or expenses incurred in connection with effecting the substitution.

     (b) In the event Company initiates a Substitution Application, Company shall bear all costs associated with the Substitution Application irrespective of whether the Substitution Application is granted or the substitution is effectuated.

     (c) In the event Company initiates a Substitution Application in accordance with Section 12(a)(5), Company shall bear the costs incurred in the transfer.

16.      CONFIDENTIALITY.

     (a) COMPANY. Ivy Funds VIP acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "the Company Protected Parties" for purposes of this Section 16), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. Ivy Funds VIP agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by Ivy Funds VIP from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with Ivy Funds VIP, Ivy Funds VIP will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process.

     (b) IVY FUNDS VIP. Company acknowledges that the identities of the customers of Ivy Funds VIP or any of its affiliates (collectively, the "Ivy Funds VIP Protected Parties" for purposes of this Section 16), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Ivy Funds VIP Protected Parties or any of their employees or agents in connection with Ivy Funds VIP's performance of its duties under this Agreement are the valuable property of the Ivy Funds VIP Protected Parties. Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Ivy Funds VIP Protected Parties' customers or any other information or property of the Ivy Funds VIP Protected

         Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Ivy Funds VIP Protected Parties' customers who also maintain accounts directly with Company, Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Ivy Funds VIP's prior written consent; or (b) as required by law or judicial process.

     (c) BOTH PARTIES. Each party acknowledges that any breach of the agreements in this Section 16 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

17. TRADEMARKS AND FUND NAMES.

     (a) Except as may otherwise be provided in Section 8 of this Agreement, or in any license agreement entered into among Ivy Funds VIP and Company, neither Company or any of its respective affiliates, shall use any trademark, trade name, service mark or logo of W&R, Ivy Funds VIP or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without W&R's or Ivy Funds VIP's prior written consent, as applicable, the granting of which shall be at the sole option of W&R or Ivy Funds VIP, as applicable.

     (b) Except as otherwise expressly provided in this Agreement, neither Ivy Funds VIP, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Company's prior written consent, the granting of which shall be at Company's sole option.

18. FORCE MAJEURE. Each party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

19. NO WAIVER. The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

20. GOVERNING LAW AND VENUE. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kansas, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. Any civil action commenced in connection with this Agreement shall be brought, and venue shall only be proper, in District Court for Johnson County, Kansas.

21. AUTHORIZATION. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

22. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

23. ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including all exhibits hereto, constitutes the entire agreement and understanding between the parties with respect to the matters addressed herein. Except to amend Exhibit B, which may be amended unilaterally by W&R and/or Ivy Funds VIP in its sole discretion, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

24. COOPERATION. Each party shall cooperate with each other party and all appropriate government authorities (including without limitation the SEC, FINRA and state securities and insurance regulators) and shall permit such authorities having jurisdiction reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

25. NON-EXCLUSIVE AGREEMENT. The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

26. COUNTERPARTS. This Agreement may be executed by facsimile or other electronic signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                 AMERITAS LIFE INSURANCE CORP.
                                 /s/ Robert C. Barth
                                 BY: Robert C. Barth
                                 Title: Senior Vice President & CFO

                                 THE UNION CENTRAL LIFE INSURANCE COMPANY
                                 /s/ Angelo de Jesus
                                 By: Angelo de Jesus
                                 Title: Second Vice President

                                 WADDELL & REED, INC.
                                 /s/ Thomas W. Butch
                                 By: Thomas W. Butch
                                 Title: President

                                 IVY FUNDS VARIABLE INSURANCE PORTFOLIOS, INC. /s/ Henry J. Hermann
                                 By: Henry J. Herrmann
                                 Title: President

                                    EXHIBIT A

                         Variable Accounts of Companies

                          Ameritas Life Insurance Corp.

-------------------------------------------------------------------------------
                                 Name                            SEC File No.
-------------------------------------------------------------------------------
  Ameritas Variable Separate Account V                            811-04473
-------------------------------------------------------------------------------
  Ameritas Variable Separate Account VA-2                         811-05192
-------------------------------------------------------------------------------
  Ameritas Life Insurance Corp. Separate Account LLVL             811-08868
-------------------------------------------------------------------------------
  Ameritas Life Insurance Corp. Separate Account LLVA             811-07661
-------------------------------------------------------------------------------


                    The Union Central Life Insurance Company

-------------------------------------------------------------------------------
                                 Name                            SEC File No.
-------------------------------------------------------------------------------
  Carillon Life Account                                           811-09076
-------------------------------------------------------------------------------
  Carillon Account                                                811-04063
-------------------------------------------------------------------------------


           Variable Life Insurance Policies/Variable Annuity Contracts

                         Funded by the Separate Accounts

Portfolios of the Ivy Funds Variable Insurance Portfolios, Inc. listed on Exhibit B may be available as variable investment options ("Subaccounts") offered through any individual variable life insurance policy or individual variable annuity contract issued by Ameritas Life Insurance Corp. or The Union Central Life Insurance Company under the above-listed variable accounts and registered with the Securities and Exchange Commission under the Securities Act of 1933.

                                    EXHIBIT B

                  Ivy Funds Variable Insurance Portfolios, Inc.

                    Portfolios Available to Variable Accounts


Science and Technology

                                    EXHIBIT C

                           Fees or Other Compensation

Company shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, W&R agrees to pay to Company as follows:

(a) Assets Under Management. Each quarter, W&R shall calculate and pay to Company a fee that shall be equal to 0.25%, or Twenty-Five (_25_) basis points, on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts ("Aggregated Assets"), provided, however, that the fee is subject to change pursuant to Paragraph (b) below. The fee (the "Total Fee") shall include and not be in addition to the payment by W&R of the 12b-1 fees received by W&R from Ivy Funds VIP relating to the Aggregated Assets.

(b) Changes in Law. If a change in the law requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if Ivy Funds VIP is required to reduce the 12b-1 fees it pays that are based upon the value of the Aggregated Assets as a result of such change in the law, then there shall be a corresponding reduction in the amount of the Total Fee due pursuant to above.

The parties to this Agreement recognize and agree that W&R's payments hereunder are for administrative services and personal Contract Owner services (as described in Schedule A) only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. The Company represents and warrants that the fees to be paid by W&R for services to be rendered by Company pursuant to the terms of this Agreement are to compensate Company for providing administrative services to Ivy Funds VIP and for providing personal services to Contract Owners as described in Schedule A, and are not designed to reimburse or compensate Company for providing any other services with respect to the Contracts or any Variable Account.

Expenses for the respective obligations of each party incident to its performance under the Agreement shall be as set forth in SCHEDULE B, attached.

                                   SCHEDULE A

                           ADMINISTRATIVE SERVICES FOR
                  IVY FUNDS VARIABLE INSURANCE PORTFOLIOS, INC.

Company shall provide certain administrative services respecting the operations of Ivy Funds VIP and certain personal services to Contract Owners investing in Ivy Funds VIP, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by Company and W&R, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.

A.   RECORDS OF PORTFOLIO SHARE TRANSACTIONS; MISCELLANEOUS RECORDS.

     1. Company shall maintain master accounts with Ivy Funds VIP, on behalf of each Portfolio, which accounts shall bear the name of Company as the record owner of Portfolio shares on behalf of each Variable Account investing in the Portfolio.

     2. Company shall maintain a daily journal setting out the number of shares of each Portfolio purchased, redeemed or exchanged by Contract Owners each day, to, among other things, assist W&R, Ivy Funds VIP and/or Ivy Funds VIP's transfer agent in tracking and recording Portfolio share transactions, and to facilitate the computation of each Portfolio's net asset value per share. Company shall daily provide W&R, Ivy Funds VIP and Ivy Funds VIP's transfer agent with a copy of such journal entries or information appearing thereon in such format as may be reasonably requested by W&R. Company shall provide such other assistance to W&R, Ivy Funds VIP and Ivy Funds VIP's transfer agent as may be necessary to cause various Portfolio share transactions effected by Contract Owners to be properly reflected on the books and records of Ivy Funds VIP.

     3. In addition to the foregoing records, and without limitation, Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.

B.       ORDER PLACEMENT AND PAYMENT.

     1. Company shall determine the net amount to be transmitted to the Variable Accounts as a result of redemptions of each Portfolio's shares based on Contract Owner redemption requests and shall disburse or credit to the Variable Accounts all proceeds of redemptions of Portfolio shares. Company shall notify Ivy Funds VIP of the cash required to meet redemption payments.

     2. Company shall determine the net amount to be transmitted to Ivy Funds VIP as a result of purchases of Portfolio shares based on Contract Owner purchase payments and transfers allocated to the Variable Accounts investing in each Portfolio. Company shall transmit net purchase payments to Ivy Funds VIP's custodian.

C. ACCOUNTING SERVICES. Company shall perform miscellaneous accounting services as may be reasonably requested from time to time by W&R, which services shall relate to the business contemplated by this Agreement, as amended from time to time. Such services shall include, without limitation, periodic reconciliation and balancing of Company's books and records with those of Ivy Funds VIP with respect to such matters as cash accounts, Portfolio share purchase and redemption orders placed with Ivy Funds VIP, dividend and distribution payments by Ivy Funds VIP, and such other accounting matters that may arise from time to time in connection with the operations of Ivy Funds VIP as related to the business contemplated by this Agreement.

D. BOARD REPORTS. Company acknowledges that W&R may, from time to time, be called upon by the Board, to provide various types of information pertaining to the operations of Ivy Funds VIP and related matters, and that W&R also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, Company agrees to provide W&R with such assistance as W&R may reasonably request so that W&R can report such information to the Ivy Funds VIP's Board in a timely manner. Company acknowledges that such information and assistance shall be in addition to the information and assistance required of Company pursuant to Ivy Funds VIP's mixed and shared funding SEC exemptive order, described in Section 11 of this Agreement.

     Company further agrees to provide W&R with such assistance as W&R may reasonably request with respect to the preparation and submission of reports and other documents pertaining to Ivy Funds VIP to appropriate regulatory bodies and third party reporting services.

E. IVY FUNDS VIP-RELATED CONTRACT OWNER SERVICES. Company agrees to provide telephonic support for Contract Owners, including, without limitation, advice with respect to inquiries about Ivy Funds VIP and each Portfolio (not including information about performance or related to sales), communicating with Contract Owners about Ivy Funds VIP (and Variable Account) performance, and assisting with proxy solicitations, specifically with respect to soliciting voting instructions from Contract Owners.

                                   SCHEDULE B

                               EXPENSE ALLOCATIONS

--------------------------------------------------------------------------------------------------------
ITEM                                      FUNCTION                             PARTY
                                                                            RESPONSIBLE
                                                                            FOR EXPENSE
--------------------------------------------------------------------------------------------------------
      IVY FUNDS VIP
      PROSPECTUS
--------------------------------------------------------------------------------------------------------
Update                                    Typesetting                W&R and/or IVY FUNDS VIP
--------------------------------------------------------------------------------------------------------
New Sales:                                Printing                           Company
                                          Distribution                       Company
--------------------------------------------------------------------------------------------------------
Existing Owners:                          Printing                   W&R and/or IVY FUNDS VIP
                                          Distribution               W&R and/or IVY FUNDS VIP
--------------------------------------------------------------------------------------------------------
       Ivy Funds VIP
       STATEMENTS OF                      Same as Fund Prospectus     Same as Fund Prospectus
       ADDITIONAL
--------------------------------------------------------------------------------------------------------
     PROXY MATERIALS                      Typesetting                W&R and/or IVY FUNDS VIP
    OF Ivy Funds VIP                      Printing                   W&R and/or IVY FUNDS VIP
                                          Distribution               W&R and/or IVY FUNDS VIP
                                          Sending Information tape to         Company
                                          vendor
--------------------------------------------------------------------------------------------------------
   ANNUAL REPORTS AND
  OTHER COMMUNICATIONS
  WITH SHAREHOLDERS OF
    IVY FUNDS VIP
------------------------------------------------------------------------------------------------------------------------------
All                                       Typesetting                                      W&R and/or IVY FUNDS VIP
------------------------------------------------------------------------------------------------------------------------------
Marketing                                 Printing                                                  Company
                                          Distribution                                              Company
------------------------------------------------------------------------------------------------------------------------------
Existing Owners:                          Printing                                         W&R and/or IVY FUNDS VIP
                                          Distribution                                     W&R and/or IVY FUNDS VIP
------------------------------------------------------------------------------------------------------------------------------
     OPERATIONS OF                        All operations and related                       W&R and/or IVY FUNDS VIP
     IVY FUNDS VIP                        expenses, including the cost of
                                          registration and qualification of
                                          the Fund's shares, preparation and
                                          filing of the Fund's prospectus
                                          and registration statement, proxy
                                          materials and reports, the
                                          preparation of all statements and
                                          notices required by any federal or
                                          state law and all taxes on the
                                          issuance of the Fund's shares, and
                                          all costs of management of the
                                          business affairs of the Fund.
------------------------------------------------------------------------------------------------------------------------------

                                      -26-